UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 14, 2010

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01             Regulation FD Disclosure.

Arch Capital Group Ltd. (the “Company”) filed a required notification form with The NASDAQ Stock Market to report that the number of outstanding common shares of the Company (“Common Shares”) has decreased by an amount that exceeds 5% of the number of outstanding Common Shares as last reported in the Company’s Form 10-Q for the quarterly period ended March 31, 2010.  Specifically, the number of outstanding Common Shares decreased from 52,307,829 as of May 4, 2010 to 49,676,856 as of June 14, 2010 principally due to repurchases by the Company of Common Shares under its previously announced Common Share repurchase program.  From May 5, 2010 through June 14, 2010, the Company (1) repurchased 3.0 million Common Shares for an aggregate purchase price of $223.5 million (from April 1, 2010 through June 14, 2010, the number of repurchased Common Shares totaled 3.5 million for an aggregate purchase price of $259.6 million) and (2) issued approximately 410,000 common shares under its share-based plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: June 16, 2010	By:	/s/ John C.R. Hele
Name: John C.R. Hele
Title: Executive Vice President, Chief Financial Officer & Treasurer